Exhibit 10.2(D)

AMENDMENT 3 TO THE

COLLABORATION AND OPTION AGREEMENT

This Amendment 3 to the Collaboration and Option Agreement (the “Amendment”) is made and entered into on November 4, 2015 (the “Amendment Date”), by and between OncoMed Pharmaceuticals, Inc., a Delaware corporation located at 800 Chesapeake Drive, Redwood City, California 94063, United States of America (“OncoMed”), and Bayer Pharma AG, a German corporation located at Müllerstrasse 178, 13353 Berlin, Germany which previously acted under the name Bayer Schering Pharma AG (“BSP”).  OncoMed and BSP are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

recitals

Whereas, OncoMed and BSP entered into a Collaboration and Option Agreement effective as of June 15, 2010 and amended as of August 1, 2012 and August 27, 2013 (as amended, the “Agreement”) pursuant to which they agreed to collaborate to discover and develop biologic and small molecule compounds directed to targets within the Wnt cellular pathway;

Whereas, the Parties have jointly agreed on the design of the Phase Ib Trials of the 18R5 Collaboration Compound and the Fzd-Fc Collaboration Compound;

Whereas, BSP now wishes additional patients to be included in certain Phase Ib Trials of the respective Collaboration Compounds;

Whereas, the Parties therefore desire to set forth the terms and conditions for the inclusion of the additional patients.

AMENDMENT

Now, Therefore, in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

1.  Any capitalized terms used in this Amendment shall have the meaning set forth in the Agreement, unless otherwise defined herein.

2.  In addition to the number of patients previously agreed by the Parties for the Phase Ib Trial of the 18R5 Collaboration Compound with the title “A Study of Vantictumab (OMP-18R5) in Combination With Paclitaxel in Locally Recurrent or Metastatic Breast Cancer” (trial number 18R5-002) and the Phase Ib Trial of the Fzd-Fc Collaboration Compound with the title “Dose Escalation Study of OMP-54F28 in Combination With Paclitaxel and Carboplatin in Patients With Recurrent Platinum-Sensitive Ovarian Cancer” (trial number 54F28-003) (collectively, the “Applicable Trials”), the Parties agree that:

(a)	One (1) additional dose escalation cohort of six (6) patients may be added, at OncoMed’s sole discretion, to each of the Applicable Trials; and

(b)	Six (6) additional patients will be added to the expansion cohort, previously agreed by the Parties, of each of the Applicable Trials.

3.  Notwithstanding the terms of Section 2.1.3 of the Agreement, BSP will reimburse OncoMed for any out-of-pocket expenses incurred by OncoMed in connection with the inclusion of the additional patients pursuant to Section 2 hereof. Any other costs shall be borne by OncoMed. OncoMed shall invoice the out-of-pocket expenses on a monthly basis. Payments shall be made by BSP in accordance with Section 6.6 of the Agreement.

4.  All other terms and conditions of the Agreement shall remain in full force and effect.

5.  This Amendment may be executed in counter-parts with the same effect as if both Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  Signatures to this Amendment transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment shall have the same effect as physical delivery of the paper document bearing original signature.

6.  This Amendment and the Agreement and all Exhibits thereto, constitutes the entire agreement between the Parties as to the subject matter of this Amendment, and supersedes and merges all prior and contemporaneous negotiations, representations, agreements and understandings regarding the same.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the Effective Date.

OncoMed Pharmaceuticals, Inc.		Bayer Pharma AG

By:	/s/ Paul Hastings	By:	ppa. /s/ Andreas Busch
Name:	Paul J. Hastings	Name:	Prof. Dr. Andreas Busch
Title:	President and CEO	Title:	Head Global Drug Discovery

		By:	ppa /s/ Karl Ziegelbauer
		Name:	Dr. Karl Ziegelbauer
		Title:	Head Global Therapeutic Research Groups